Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in the Amendment No. 2 to the Registration Statement on Form 10-SB of Independent BancShares, Inc. of our report dated April 6, 2006, relating to the consolidated balance sheet at December 31, 2005, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004.

/s/Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA
Orlando, Florida
June 28, 2006